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                                                            Exhibit 10.27


                                  CONFIDENTIAL
                                                             March 15, 2000





Mr. Mark Munro
BiznessOnline.com, Inc.
President & Chief Executive Officer
1720 Route 34, P.O. Box 1347
Wall, NJ 07719


Dear Mr. Munro:

This will confirm that the agreement between Prudential Securities Incorporated ("Prudential Securities") and BiznessOnline.com, Inc. (the "Company") dated November 22, 1999 is hereby terminated, and will further confirm that the agreement (the "Agreement") between Prudential Securities Incorporated and BiznessOnline.com, Inc. is as follows:

1.       SCOPE OF ENGAGEMENT

         The Company hereby engages Prudential Securities as its exclusive agent in the private placement of securities of the Company and/or any affiliate or subsidiary thereof in one or more related transactions (a "Transaction") to one or more financial investors, strategic corporate investors and/or others (collectively, the "Investors") in the form of common stock, convertible preferred stock, convertible debt securities, equity-linked securities, equity or equity-linked joint ventures or other equity or equity-linked arrangements including without limitation, debt securities with warrants (collectively, the "Securities"), except any debt securities with warrants that the Company places with MCG Finance Corporation and/or its affiliates

2.       OFFERING PROCESS

         Prudential Securities hereby accepts the engagement and in that connection agrees to:

          (a) prepare, in consultation with the Company, a Private Placement Memorandum (the "Memorandum") describing the Company and the Securities; this Memorandum will not be made available to potential Investors until such Memorandum and its use shall be approved by the Company;

          (b) prepare and review with the Company a mutually acceptable list of Investors to be contacted by Prudential Securities in connection with the Transaction (the "Investor Contact List"); these Investors will only be contacted after the Company has approved the Investor Contact List;


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          (c)  use its best efforts to privately place the Securities;

          (d) if appropriate, assist the Company with the preparation of any other communications to be used in placing the Securities, whether in the form of letter, circular, notice or otherwise; and

          (e) assist with the negotiation of the final terms and conditions for the sale of the Securities to the Investors.

3.       COMPANY'S RESPONSIBILITIES, REPRESENTATIONS AND WARRANTIES

         In connection with Prudential Securities' engagement, the Company will furnish Prudential Securities with all information concerning the Company that Prudential Securities reasonably requests and will provide Prudential Securities with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Prudential Securities that: (a) all such information, including the Memorandum and any communications prepared pursuant to paragraph 2(d) above, is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward-looking information which the Company provides to Prudential Securities will be made by the Company in good faith, based on management's best estimates then available and based on facts and assumptions which the Company believes to be reasonable. The Company acknowledges and agrees that Prudential Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Company or its business or assets nor will Prudential Securities be providing a solvency opinion with respect to the Company.

 4.      COMPENSATION

         As compensation for the services rendered by Prudential Securities hereunder, the Company shall pay Prudential Securities as follows:

          (a) At any closing of a Transaction, subject to a minimum fee of $500,000, a cash fee equal to 7.0% of the Aggregate Consideration (as defined below) paid for the Securities by Investors;

         The fees set forth in paragraph 4 (a) above shall be payable with respect to any transaction involving the sale of Securities that occurs either (a) during the term of Prudential Securities' engagement hereunder regardless of whether the Investor was identified by Prudential Securities or (b) at any time during a period of 12 months following the effective date of termination of Prudential Securities' engagement hereunder without cause if the transaction includes a sale of Securities to an Investor who is named on the Investor Contact List or any parent, subsidiary or other affiliate thereof.


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         FOLLOW-ON TRANSACTION COMPENSATION

         If a Transaction has been consummated and one or more additional Transactions ("Additional Transactions") are consummated by the Company (or any parent, subsidiary or other affiliate thereof) within 12 months from the closing date of the initial Transaction with any party (or any parent, subsidiary or other affiliate thereof) whose name is on the Investor Contact List (including Investors in such initial Transaction), Prudential Securities shall be entitled to receive (i) a fee equal to 3.25% of the Aggregate Consideration of any such Additional Transactions at the closings of any such Additional Transactions.

         DEFINITION OF AGGREGATE CONSIDERATION

         The "Aggregate Consideration" for purposes of calculating Prudential Securities' fee shall be deemed to include:

               (a) the total consideration for the Securities sold which is received, directly or indirectly, by the Company and/or any selling shareholders, including the assumption or extinguishment of indebtedness, the issuance of guarantees and contingent payment obligations;

               (b) consideration, if any, received or receivable upon exercise of options and/or any other similar instruments issued at the closing of a Transaction (collectively, the "Options"); and

               (c) any amounts paid into escrow and amounts payable in the future whether or not subject to any contingency.

         To the extent that:

               (i) the consideration received is to include in whole or in part consideration which is contingent in amount or payable in the future (e.g., installment payments), the portion of Prudential Securities' fee relating thereto shall be paid when such consideration is received by the Company;

               (ii) future payments relating to the exercise of the Options which are not currently ascertainable or payable, the portion of Prudential Securities' fee relating thereto shall be calculated and paid upon exercise of the Options; and

              (iii) the consideration received is, in whole or in part, in the form of securities or other noncash consideration, including without limitation contractual rights such as joint venture interests, the value of such consideration, for purposes of calculating Prudential Securities' fee, shall be the fair market value thereof, as the parties hereto shall mutually agree, on the day prior to the closing date; provided, however, that if such consideration consists of securities with an existing public trading market, the value thereof shall be determined by the average of the last


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                    sales price for such securities on the five trading days
                    ending five days prior to such consummation.

5.       FUTURE INVESTMENT BANKING ROLES

         During the term of this Agreement or at any time within 12 months following the closing of a Transaction, if the Company or any of its affiliates proposes (i) to dispose of an interest in any assets or businesses of the Company to which paragraph 6 herein does not apply,
         (ii) to acquire or purchase any interest or investment in any other company or business, or (iii) to place privately or offer publicly and underwrite any debt or equity securities other than in a Transaction or an Additional Transaction for which fees are payable to Prudential Securities under, and in accordance with, paragraph 4 above (each of such transactions referred to in clauses (i), (ii) or (iii) hereof being hereinafter referred to as a "Financing Transaction"), the Company shall consider using, but shall not be obligated to use, Prudential Securities and its affiliates to act as its exclusive financial advisor, lead manager or sole placement agent, as the case may be, with respect to such Financing Transaction. Any decision by the Company to engage Prudential Securities or its affiliates to act as exclusive financial advisor, lead manager or sole placement agent, as the case may be, with respect to such Financing Transaction will be contained in a separate agreement or amendment hereto, which would include, among other things, the terms of any such financing, provisions for customary fees for transactions of similar size and nature, indemnification of Prudential Securities, conditions precedent, including due diligence, market conditions and approval by the requisite committees of Prudential Securities, and customary representations and warranties.

6.       PSI ROLE IN THE EVENT OF SALE OF THE COMPANY

         In the event that, directly or indirectly, control of, or a material interest in, the Company is proposed to be sold, leased or otherwise transferred to any party including, without limitation, a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, a restructuring or a recapitalization (a "Sale Transaction") and a definitive agreement for such sale transaction is entered into or a term sheet or a letter of intent for such sale transaction is signed prior to the Closing of a private placement Transaction and prior to June 1, 2000, provided the Company is still in active pursuit of a Transaction with Prudential Securities, the Company shall either: (i) agree to use Prudential Securities as the Company's exclusive financial advisor for such Sale Transaction, and the Company shall pay Prudential Securities a customary fee for a transaction of this size and type at the closing of such Sale Transaction, equal to 2.0% of the aggregate value of the Sale Transaction, which is equivalent to the enterprise value of the Company; or (ii) pay to Prudential Securities a fee of $500,000 if the Company decides to use another advisor and such Sale Transaction is consummated, such fee to be paid at the closing of such Sale Transaction. For purposes of this paragraph 5, "control of the Company" shall mean 50% or more of the Company's voting securities, and "material interest in the Company" shall mean any assets or businesses which, individually or in the aggregate, represent a percentage in excess of 25% of the assets or net worth of the Company and its affiliates, whichever is less, taken as a whole. Any decision by the Company to appoint Prudential Securities as exclusive financial advisor in connection with such Sale Transaction shall be contained in a separate agreement or amendment hereto providing for, among other matters, indemnification of Prudential Securities, conditions precedent regarding due diligence, current market conditions and other customary


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         matters, and approval by the requisite committees of Prudential
         Securities, and customary representations and warranties.



7.       BREAK-UP FEE

         If (i) Prudential Securities' engagement is terminated other than for cause prior to June 1, 2000; and (ii) within a period of six months following such termination, the Company pursues any Transaction involving an investor other than an Investor who is named on the Investor Contact List (hereinafter referred to as an "Alternative Transaction"), and the Company consummates an Alternative Transaction without using Prudential Securities, Prudential Securities shall be entitled to a breakup fee of $250,000 (the "Breakup Fee") payable in cash upon the closing of such Alternative Transaction.

8.       REIMBURSABLE EXPENSES

         The Company shall reimburse Prudential Securities for its reasonable out-of-pocket and incidental expenses incurred in connection with any Transaction (whether or not consummated), including the reasonable fees and expenses of its legal counsel and those of any advisor retained by Prudential Securities (such advisor will be retained upon the consent of the Company, which consent shall not be unreasonably withheld or delayed). Prudential Securities shall bill the Company monthly for expenses, and the Company shall reimburse Prudential Securities for such expenses within 30 days of receiving a bill.

9.       INDEMNIFICATION

         Because Prudential Securities will be acting for the benefit of the Company in connection with this engagement, the Company agrees to indemnify Prudential Securities and certain other persons as set forth in the separate indemnification agreement attached hereto.

10.      EXCLUSIVE ASSIGNMENT

         Without the consent of Prudential Securities, the Company agrees that during the term of Prudential Securities' engagement hereunder, it will not, and will not permit its representatives to, contact or solicit institutions, corporations or other entities other than the Investors on the Investor Contact List as potential purchasers of the Securities in a Transaction. Furthermore, the Company agrees that during the term of Prudential Securities' engagement hereunder, all inquiries, whether direct or indirect, from prospective Investors for the purchase of Securities in a Transaction will be referred to Prudential Securities and will be deemed to be added to the Investor Contact List.

11.      ADVERTISEMENTS

         Upon completion of a Transaction, Prudential Securities may place advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder.


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12.      SURVIVAL OF TERMS OF AGREEMENT

         Subject to the provisions of paragraph 3 (excluding the first sentence thereof) through 9, and 12 through 19 which shall survive any termination of this Agreement, either party may terminate Prudential Securities' engagement hereunder at any time, with or without cause, by giving the other party at least 10 days' prior written notice. Upon termination of Prudential Securities engagement hereunder by any party hereto, Prudential Securities may provide the Company with a final Investor Contact List.

13.      DISCLOSURE TO THIRD PARTIES

         Without the prior written consent of Prudential Securities, the Company will not publicly refer to Prudential Securities or publicly disclose or otherwise make available to third parties other than to Investors (except the Company's counsel or other advisers, provided the Company informs them of this provision) and other than in the Memorandum, any advice, either oral or written, which Prudential Securities provides to the Company in connection with this engagement.

14.      SUCCESSORS AND ASSIGNS

         The benefits of this Agreement, together with the separate indemnification agreement, shall inure to the respective successors and permitted assigns of the parties hereto and of the indemnified parties under such indemnification agreement and their respective successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement and the related indemnification agreement may not be assigned without the prior written consent of the non-assigning party.

         OTHER TERMS AND CONDITIONS

15. The Company further represents and warrants to Prudential Securities that:

          (a) the Company has taken no action that would give any brokers, representatives, finders or other persons an interest in the compensation due to Prudential Securities in connection with any Transaction contemplated herein; and

          (b) this Agreement does not violate or constitute a breach or default under any contract, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party or by which its or their assets are bound.

16. This Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

17. EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES AND STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THE


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         ENGAGEMENT OF PRUDENTIAL SECURITIES PURSUANT TO, OR THE PERFORMANCE BY
         PRUDENTIAL SECURITIES OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

18. The purpose of this Agreement is to set forth the services that Prudential Securities will provide to the Company, as an independent contractor, either as specifically provided herein or as subsequently requested in writing by the Company and agreed to by Prudential Securities. The parties hereto do not intend to create any special, fiduciary or agency relationship between them. In addition, the exclusivity of the relationship between Prudential Securities and the Company refers to the fact that the services to be provided by Prudential Securities hereunder are to be provided solely by Prudential Securities and that the fees to be paid by the Company hereunder are solely for the benefit of Prudential Securities. There may be other services which are required to be provided to the Company in connection with any transaction contemplated by this Agreement and which will be provided by others (e.g., independent auditors or appraisers). Furthermore, the parties hereto understand that Prudential Securities is not required to purchase any Securities. This Agreement is solely for the benefit of Prudential Securities and the Company and is not intended to create rights or obligations of either party for the benefit of third parties, including without limitation the creditors of the Company.

19. The Company acknowledges that Prudential Securities is a full service securities firm and in the ordinary course of its business, for its own account or the accounts of its customers, holds long or short positions in securities or derivative securities (including options), which may include securities or derivative securities relating to the Company or other entities which may be involved in the engagement contemplated hereby. Nothing in this Agreement shall be deemed to prohibit Prudential Securities from providing any services permitted by applicable law to any third party or from engaging in any lawfully permitted activity on its own behalf.

Prudential Securities is delighted to accept this engagement and looks forward to working with the Company on this assignment. Please confirm Prudential Securities' engagement as set forth herein by signing the enclosed duplicate of this letter and the separate indemnification agreement and returning them whereupon, following approval by the requisite committees of Prudential Securities, this letter and the separate indemnification agreement shall constitute binding agreements as of the date first above written.

                       Very truly yours,

                       PRUDENTIAL SECURITIES INCORPORATED


                       By: /s/ Simon Gill               /s/ Michael Mortell
                           -----------------------      ------------------------

                           Simon Gill                       Michael Mortell
                           Managing Director                Managing Director


Accepted and agreed as of the
date first above written:

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BiznessOnline.com, Inc.

By: /S/ MARK MUNRO
      Mark Munro
      President & CEO


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                           [INDEMNIFICATION AGREEMENT]

                                                                  March 15, 2000

PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, N.Y.  10292

Ladies and Gentlemen:

         In connection with the engagement agreement, dated the date hereof, between Prudential Securities Incorporated ("Prudential Securities") and BiznessOnline.com, Inc. (the "Company"), the Company agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of
1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all actions, claims, suits, proceedings, liabilities, losses, damages and expenses incurred, joint or several (collectively, "Claims"), by any Indemnified Person (including fees and disbursements of Prudential Securities' and an Indemnified Person's counsel) which are related to or arise from Prudential Securities' engagement by the Company, including Claims that relate to or arise from any actions taken or omitted to be taken (including any untrue or alleged untrue statements made or any statements omitted or alleged to be omitted) by the Company or which relate to or arise from securities laws or any other law or legal theory, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses (including fees and disbursements of Prudential Securities' or an Indemnified Person's counsel), as they are incurred, in connection with investigating, preparing for, providing depositions for, testifying in or defending any such action or claim, formal or informal, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom related to or arising from the foregoing (collectively, "Costs"). The Company will not, however, be responsible for any Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct.

         The Company agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except liability for Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct. The Company also agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification


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may be sought hereunder (whether or not Prudential Securities or any
Indemnified Person is an actual or potential party to such Claim). Such prior written consent of Prudential Securities shall be required only with respect to Prudential Securities determining that such settlement, compromise or consent complies with the terms of the following sentence and does not impose any material obligation on Prudential Securities or any other Indemnified Person or contain any admission of culpability on the part of Prudential Securities or any Indemnified Person. Such settlement, compromise or consent shall include an unconditional release of Prudential Securities and each other Indemnified Person from all liability arising out of such Claim, and the Company shall furnish Prudential Securities with a copy of such settlement reasonably in advance of entering into such settlement.

         In order to provide for just and equitable contribution, if a demand for indemnification or reimbursement for Claims or Costs is made pursuant to these provisions but is not available for any reason, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such Claims or Costs for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities on the other hand, in connection with the transaction or transactions from which the Claims or Costs in question arose. The relative benefits received by the Company, on the one hand, and by Prudential Securities, on the other hand, shall be deemed to be in the same proportion as the value (before deducting expenses) of the consideration paid by or received by the Company or its stockholders or comparable equity owners, as the case may be, in connection with the transaction or transactions from which the Claims or Costs in question arose bears to the total fees actually received by Prudential Securities in connection therewith. If the allocation provided by the foregoing sentence is not permitted by applicable law, then such allocation shall be based not only on such relative benefits determined as aforesaid but also on the relative fault of the Company, on the one hand, and Prudential Securities, on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative intents, knowledge, access to information and, if applicable, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Prudential Securities, and any other equitable considerations appropriate in the circumstances. Any such contribution shall be subject to the limitation that in any event Prudential Securities' aggregate contribution to all Claims or Costs for which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the particular engagement relating to the transaction or transactions from which the Claims or Costs in question arose.

         The foregoing rights to indemnity, reimbursement and contribution shall be in addition to any rights that Prudential Securities and/or any other Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction, service of process and venue in any court in which any Claim which is subject to this Indemnification Agreement is brought against Prudential Securities or any other Indemnified Person.


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         EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF
AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS
STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS INDEMNIFICATION AGREEMENT.

         In connection with Prudential Securities' engagement of even date herewith, Prudential Securities may also be engaged to act for the Company in one or more additional capacities. The terms of any such engagement may be embodied in one or more separate written agreements. This Indemnification Agreement shall apply to the engagement of even date herewith, all such other engagements (whether written or oral) and any modification thereof and shall remain in full force and effect following the completion or termination of any such engagement.

         The benefits of this Indemnification Agreement shall inure to the respective successors and permitted assigns of the parties hereto and of the Indemnified Persons hereunder and their successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Indemnification Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Indemnification Agreement may not be assigned without the prior written consent of the nonassigning party (or parties).

         This Indemnification Agreement may not be amended or modified except in a writing signed by the party hereto against which enforcement of this Indemnification Agreement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                                      Very truly yours,

                                      BiznessOnline.com, Inc.


                                      By: /s/ Mark Munro
                                          ----------------------------
                                          Mark Munro
                                          President & CEO

Accepted and agreed as of the
date first above written:

PRUDENTIAL  SECURITIES  INCORPORATED

By: /s/ Simon Gill               /s/ Michael Mortell
    -----------------------      -----------------------
    Simon Gill                   Michael Mortell
    Managing Director            Managing Director



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